Exhibit 10.6


                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT (the "Agreement") dated as of October 5, 1998, by and between CarrAmerica Realty Corporation (the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). Reference is made herein to the Purchase Agreement and the Purchase Price Adjustment Agreement, each dated as of April 2, 1998, by and between the Company and MLPF&S (the "Purchase Agreement," and the "Adjustment Agreement," respectively) and the Amendment Agreement, dated as of June, 1998 (the "First Amendment Agreement"), by and between the Company and the MLPF&S. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Adjustment Agreement and the Purchase Agreement.

         WHEREAS, pursuant to Section 5 of the Adjustment Agreement, as amended by Section 1 of the Amendment Agreement, MLPF&S holds cash collateral of the Company totaling $39,379,721.01 (the "Cash Collateral") in a collateral account at MLPF&S (the "Collateral Account"); and

         WHEREAS, the parties desire to provide that (i) the Cash Collateral be paid to MLPF&S in partial satisfaction of the Company's obligations to MLPF&S under the Adjustment Agreement, (ii) the Reference Price be reduced to reflect such payment (iii), subject to the terms and conditions hereof, the Company deliver the Interim Settlement Amount on a biweekly basis and (iv) the schedule of Termination Prices and corresponding Percentages of Adjustment Shares in
Section 4.1 of the Adjustment Agreement be revised as set forth herein;

         NOW, THEREFORE, in consideration of the mutual undertakings herein set forth, the parties intending to be legally bound, hereby agree as follows:

1. The Company authorizes MLPF&S to transfer the Cash Collateral from the Collateral Account to MLPF&S on the date of this Agreement as payment for the reduction of the Reference Price.

2. In order to effect the reduction of the Reference Price, the Distribution Amount, as calculated pursuant to Section 1(k) of the Adjustment Agreement, shall be deemed to include a distribution of $7.876 per Common Share as of the date hereof.

3. Within three days following October 6, 1998 and within three days following each second Tuesday thereafter (or, if any such day is not a Business Day, the next Business Day) (each such day a "Biweekly Delivery Date"), until the number of Adjustment Shares has been reduced to zero, the Company shall deliver the Interim Settlement Amount in cash to MLPF&S for deposit in the Collateral Account or, if applicable, MLPF&S shall release any cash in excess of the Interim Settlement Amount to the Company; provided however, that if the Closing Price on any Exchange Trading is below $21.00, the Company shall deliver the Interim Settlement Amount in cash to MLPF&S or, if applicable, MLPF&S shall release any cash in excess of the Interim Settlement Amount to the Company within three days following each Tuesday thereafter (or, if any such day is not a Business Day, the next Business
     Day) (each such day a, "Weekly Delivery Date"), until the Closing Price is equal to or greater than the Reference Price for three consecutive Exchange Trading Days, in which case the Company shall resume delivery of the Interim Settlement Amount on each Biweekly Delivery Date unless and until the Closing Price is subsequently below $21.00.

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4.  Solely for purposes of calculation of the Interim Settlement Amount, each
    Biweekly Delivery Date and each Weekly Delivery Date shall be deemed a Reset Date.

5. The schedule of Termination Prices and corresponding Percentages of Adjustment Shares to be Settled in Section 4.1 of the Adjustment Agreement is hereby amended to read as follows:

    Percentage of Adjustment
      Shares to be Settled                              Termination Price
      --------------------                              -----------------
               25%                                            $21.00
               50%                                            $19.50
              100%                                            $18.00


6. MLPF&S agrees that it presently has no right and shall not have any right to settle Adjustment Shares pursuant to Section 4.1 of the Adjustment Agreement, as hereby amended, until the Closing Price on any Exchange Trading Day subsequent to the date hereof falls below the Termination Prices listed above.

7. Except as hereby amended, the Adjustment Agreement, as amended by the First Amendment Agreement, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.



                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED


                                  By:
                                    ------------------------------------
                                     Name: Dean D'Onofrio
                                     Title: Managing Director


                                  CARRAMERICA REALTY CORPORATION


                                  By:
                                     ------------------------------------
                                     Name: Brian K. Fields
                                     Title: Chief Financial Officer